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                                                                    EXHIBIT 28.5

                     SECOND AMENDMENT TO AGREEMENT FOR THE
                        PURCHASE AND SALE OF REAL ESTATE


        THIS SECOND AMENDMENT to Agreement for the Purchase and Sale of Real Estate ("Amendment") dated this 19th Day of April, 1996, by and between CAROLINA INVESTMENT PARTNERS, a North Carolina Limited Partnership, ADA CORPORATION OF NORTH CAROLINA, a North Carolina corporation (hereinafter collectively referred to as "Sellers"), and CHURCHILL & BANKS, LTD., a Rhode Island Corporation (hereinafter referred to as "Purchaser").

                                  WITNESSETH:

        WHEREAS, Sellers and Purchaser entered into that certain Agreement for the Purchase and Sale of Real Estate ("Purchase Agreement") dated April 29, 1995, of certain real estate located in Cary, North Carolina, as the same is more particularly described in the Purchase Agreement; and

        WHEREAS, Sellers and Purchaser entered into a certain First Amendment of the Purchase and Sale Agreement on August 9, 1995, extending the Closing Date for the purchase of said real estate to February 9, 1996 with two (2) successive thirty (30) day extension periods thereafter; and

        WHEREAS, Sellers and Purchaser entered into a certain Letter Agreement on February 8, 1996 extending the Closing Date to February 23, 1996, reaffirming therein the aforementioned two (2) successive thirty (30) day extension periods to run from February 23, 1996; and

        WHEREAS, Purchaser has exercised its rights to said two (2) extension periods, and

        WHEREAS, Purchaser has requested and Seller has agreed to further extend the Closing Date;

        NOW, THEREFORE, The first sentence of Section 3.1, Closing, is hereby
deleted and replaced with the following provision:         --------

        1) The conveyance of title, payment of the Purchase Price and performance of other specified obligations of the Parties to be performed at the closing (herein called the "Closing") shall occur on April 23, 1996; provided, however, that Purchaser shall have the right to extend the Closing for two (2) successive thirty (30) day extension periods (each said thirty
                (30) day period hereinafter referred to as a "Closing Extension Period") upon payment to Sellers of Five Thousand ($5,000.00) Dollars per Closing Extension Period, which sum(s) shall be non-refundable, and shall not apply to purchase price.

        2) This Amendment shall be binding upon and inure to the benefit of the successors and assigns of the respective parties.


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        3)      This Amendment shall be construed under and in accordance with the laws of the State of North Carolina.

        Except as herein expressly modified, all of the terms and conditions of the Purchase Agreement hereby remain in full force and effect.

        IN WITNESS WHEREOF, this Amendment of Agreement for the Purchase and Sale of Real Estate has been duly executed by the parties hereto the date and year first above written.

                                        PURCHASE:
                                        CHURCHILL & BANKS, LTD.

ATTEST:

/s/ Muriel A. Lanfredi                  BY: /s/ Richard P. Baccari
- ---------------------------                ------------------------------------
Secretary                                  Richard P. Baccari, C.E.O.
(Corporate Seal)

                                        SELLER:
                                        CAROLINA INVESTMENT PARTNERS

ATTEST:

                                        By: /s/ Alton L. Smith, General Partner
- ---------------------------                ------------------------------------
Secretary                                                       General Partner
(Corporate Seal)

                                        ADA CORPORATION OF NORTH CAROLINA
ATTEST:


/s/ Pamela G. Gay                       BY: /s/ Donald F. Walston
- ---------------------------                ------------------------------------
Secretary                                                       President
(Corporate Seal)


STATE OF RHODE ISLAND
COUNTY OF PROVIDENCE

        I, Muriel A. Lanfredi, a Notary Public in and for the aforesaid County and State, certify that Richard P. Baccari personally came before me this day and acknowledged that he is Chief Executive Officer of Churchill & Banks, Ltd., a Rhode Island corporation, and that by authority duly given and as the act of the corporation the foregoing instrument was signed in its name by its Chief Executive Officer, sealed with its corporate seal, and attested by its Secretary.

        Witness my hand and seal, this 19th Day of April, 1996.


                                            /s/ Muriel A. Lanfredi
                                           -------------------------------
                                           Notary Public
                                           My Commission Expires: 1/19/98


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STATE OF NORTH CAROLINA

COUNTY OF WAKE

        I, Kathleen M. Sorrentino, a Notary Public in and for the aforesaid County and State, certify that Alton L. Smith, III, General Partner of Carolina Investment Partners, a North Carolina limited partnership, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

        Witness my hand and seal, this the 19th Day of April, 1996.


                                            /s/ Kathleen M. Sorrentino
                                           ---------------------------------
                                           Notary Public

                                           My Commission Expires: 12-26-2002


STATE OF NORTH CAROLINA

COUNTY OF WAKE

        I, Kathleen M. Sorrentino, a Notary Public in and for the aforesaid County and State, certify that Pamela G. Gay personally came before me this day and acknlowledged that (s)he is a Secretary of ADA CORPORATION OF NORTH CAROLINA, a North Carolina Corporation, and that by authority duly given as the act of the corporation the foregoing instrument was signed in its name by its ____ President, sealed with its corporate seal and attested by its Secretary.

        Witness my hand and seal, this the 19th Day of April, 1996.


                                        /s/ Kathleen M. Sorrentino
                                        -------------------------------------
                                        Notary Public

                                        My Commission Expires:  12-26-2002


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